Exhibit 10.1
THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND HAS BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE SECURITIES ACT. SUCH SECURITY MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.
NAVIOS MARITIME HOLDINGS INC.
Form of 6% BOND DUE 2012

U.S.$20,000,000	[___], 2009
     FOR VALUE RECEIVED, Navios Maritime Holdings Inc., a company incorporated under the laws of the Marshall Islands (the “Company”), hereby promises to pay to the order of [______] or its successors and assigns (the “Holder”), the principal sum of twenty million United States Dollars (U.S.$20,000,000) (the “Principal”) as set forth herein, together with interest thereon from the date of this 6% Bond (the “Bond”). Interest (“Interest”) shall accrue on any unpaid Principal at a rate of 6% per annum, payable in arrears at maturity. Interest shall accrue from the date hereof and be calculated based on a year of 365 or 366 days (as the case may be) and actual days elapsed on the unpaid principal balance of this Bond.
     This Bond is referenced in, and has been issued pursuant to, that certain Subscription Agreement, dated as of [___], 2009 (the “Subscription Agreement”), by and between the Company and the Holder.
     Reference is hereby made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effects as though fully set forth at this place.
     IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed and dated the day and year first written above.

NAVIOS MARITIME HOLDINGS INC.

By:

Name:	Vasiliki Papaefthymiou

Title:	Executive Vice President, Legal

[REVERSE OF BOND]
     1. Payment.
          (a) Unless previously prepaid as provided herein, the Company promises to pay the Holder all outstanding Principal of this Bond on July 24, 2012 (the “Maturity Date”).
          (b) The Company promises to pay Interest on the unpaid Principal as set forth on the face of this Bond, at the rate of 6% per annum. Interest in the amount of U.S. $3.6 million will be payable on the Maturity Date. Interest will be computed on the basis of a year of 365 or 366 days (as the case may be) and actual days elapsed on the unpaid principal balance of this Bond on a non-cumulative and non-compounding basis.
          (c) If the Company defaults in payment with respect to any Interest and/or Principal payment on the Maturity Date, the Interest on the Bond thereafter shall be adjusted based on actual days elapsed on the unpaid principal balance and interest of this Bond, to the extent lawful, to the same rate per annum borne by the notes issued by the Company under the Indenture (as defined below) (including overdue interest and Additional Interest (as defined in the Indenture), if any, thereunder).
          (d) Any payment of Principal and Interest on the Maturity Date of this Bond, or any prepayment, shall be made by wire transfer of immediately available funds to an account designated by the Holder or by check sent to the Holder as the Holder may designate for such purpose from time to time by written notice to the Company. If any payment date falls on a day that is not a Business Day (as defined below), the payment then due will be made on the next succeeding Business Day with the same force and effect as if made on such payment date. “Business Day” means any day that is not a Saturday or Sunday and is not a day on which banking instructions are generally authorized or obligated to close in the city of New York, New York.
     2. Prepayment. The Company may voluntarily prepay this Bond in whole or in part at any time and from time to time without penalty. A ten (10) day prior notice (which includes, among others, the date and amount of prepayment) shall be given to the Holder for any payments made under this Condition 2.
     3. Additional Amounts. All payments of principal of and interest on the Bond will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessment or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company is organized or resident for tax purposes (or any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction due and owing by the Company is so required in any jurisdiction in which the Company is organized or resident for tax purposes, the Company shall pay such additional amounts (“Additional amounts”) as will result in receipt by the Holder of the Bond of such amounts as would have been received by such Holder had no such withholding or deduction been required.
     4. Indenture. Reference is made to the indenture dated December 18, 2006 among the Company, the guarantors set forth therein and Wells Fargo Bank, N.A., as trustee, for the 9 1/2% Senior Notes due 2014, as amended and supplemented as of the date hereof, as filed with the U.S. Securities and Exchange Commission (the “SEC”) (the “Indenture”). Capitalized terms used in the Conditions 4, 5 and 6 hereof and not otherwise defined in this Condition (except for the terms “Company” and “Holder,” which shall have the meaning as set forth in the preamble hereof) shall have the meanings ascribed to such terms in the Indenture.

          5. Notice of Default. The Company undertakes to promptly inform the Holder of any “Event of Default” by the Company stated in Condition 6 of this Bond.
          6. Events of Default.
          (a) The occurrence of any one or more of the following events (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise) shall constitute an “Event of Default:”
               (i) default by the Company in the payment when due and payable of the Principal and Interest or any other sums due under this Bond;
               (ii) either the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary as debtor in an involuntary case, pursuant to or within the meaning of any Bankruptcy Law (as defined in the Indenture), (A) commences a voluntary case or proceeding, (B) consents to the entry of an order for relief or decree against it in an involuntary case or proceeding, (C) consents to the appointment of a custodian of it or for all or substantially all of its assets, (D) makes a general assignment for the benefit of its creditors; (E) admits in writing its inability to pay its debts generally as they become due; or (F) files a petition or answer or consent seeking reorganization or relief; and
               (iii) a court of competent jurisdiction enters an order or decree (which remains unstayed and in effect for 60 consecutive days) under any Bankruptcy Law that (A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary as debtor in an involuntary case or proceeding, (B) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or a custodian for all or substantially all of the assets of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or adjudges any such entity or group a bankrupt or insolvent or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of such entity or group or (C) orders the winding up or liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.
          (b) If an Event of Default occurs, the aggregate Principal amount of this Bond then outstanding, together with all Interest accrued thereon pursuant to the terms of this Bond and unpaid as of the date of such Event of Default, shall automatically become immediately due and payable without presentment, demand, protest, or further notice, all of which are hereby waived. If an Event of Default occurs and is continuing, in addition to acceleration as provided above, the Holder may exercise all rights and pursue all available remedies by proceeding at law or in equity to collect the payment of Principal or Interest or to enforce the performance of any provision of this Bond, such remedies being cumulative, non-exclusive, and enforceable alternatively, successively or concurrently. Any delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair such right or remedy or constitute a waiver of or acquiescence in such Event of Default. If an Event of Default occurs, the Company shall be responsible for any and all damages of the Holder including, without limitation, legal fees and court costs.
          7. Amendments and Waivers. This Bond may not be modified, amended, waived, extended, changed, discharged, or terminated orally or by any act or failure to act, but only by an instrument in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge, or termination is sought.
          8. Successors and Assigns. This Bond applies to, inures to the benefit of, and binds the successors of the parties hereto. The Company may not assign their rights or obligations under this Bond, without the prior written consent of the Holder.
          9. Assignment. This Bond may be assigned or otherwise transferred by the Holder from time to time in compliance with applicable securities laws without the consent of the Company to an affiliate of the Holder or to any financial institution, and in the event of any such assignment or transfer, the obligations of the Company hereunder shall inure to the benefit of all such assigns and successors. In the event Holder assigns or otherwise transfers all or any part of this Bond, the Company shall, upon the request of the Holder issue new Bonds to effectuate such assignment or transfer. Except as provided herein, neither the Holder nor the Company may assign or delegate its obligations hereunder without the prior written consent of the other party, and any purported assignment without such consent shall be void and of no effect.
          10. Governing Law; Jurisdiction; Appointment of Agent for Service. This Bond shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. THE COMPANY HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION, VENUE AND FORUM OF ANY STATE OR FEDERAL COURT IN THE CITY OF NEW YORK, STATE OF NEW YORK WITH RESPECT TO ANY ACTION, COMMENCED BY THE HOLDER OF THIS BOND, TO THE EXTENT THE SAME ARISES UNDER OR RELATES TO THIS BOND. THE COMPANY IRREVOCABLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. ALSO, THE COMPANY HEREBY IRREVOCABLY APPOINTS MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO P.C. WITH OFFICES AT 666 THIRD AVE., 25TH FLOOR, NEW YORK, NEW YORK, 10017, AS THEIR AGENT FOR SERVICE OF PROCESS. THE COMPANY HEREBY WAIVES ANY OTHER REQUIREMENTS OF OR OBJECTIONS TO PERSONAL JURISDICTION WITH RESPECT THERETO.
          11. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Holder could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company, as the case may be, with respect to any sum due from it to the Holder shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day following receipt by the Holder of any sum in such other currency, and only to the extent that the Holder may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Holder, the Company, as the case may be, agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Holder against such loss. If the United States dollars so purchased are greater than the sum originally due to the Holder, the Holder agrees to pay to the Company, as the case may be, an amount equal to the excess of the dollars so purchased over the sum originally due to the Holder.

          12. Severability. Each provision of this Bond is intended to be severable from every other provision, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.
          13. Notice. Any consent, request, waiver, notice or other communication or document required or permitted to be given pursuant to any provision of this Bond shall be deemed duly given only when in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, or by facsimile, if to the Company, at the address of the Company as shown below, or, if to the Holder, at the address of the Holder as shown below. All such consents, requests, waivers, notices or other communications or documents shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of facsimile transmission or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the third (3rd) business day following the date on which the piece of mail containing such communication was posted by registered or certified mail, postage prepaid, return receipt requested.
          If to the Company, to:
Navios Maritime Holdings Inc.
85 Akti Miaouli Street
Piraeus
Greece 185 38
Attention: Vasiliki Papaefthymiou
Facsimile: +30 210 45 31 984
          With a required copy to (which shall not constitute notice):
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, NY 10017
Attn: Kenneth R. Koch, Esq.
Facsimile: + 1 212 983 3115
          If to the Holder, to:
[                       ]
[                       ]
[                       ]
Attn: [                  ]
Facsimile [                  ]
          With a required copy to (which shall not constitute notice):
[                       ]
[                       ]
[                       ]
Attn: [                  ]
Facsimile [                  ]
          14. Headings and Captions. The headings and captions for the various sections of this Bond, and the use of defined terms are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.
          15. Interpretation; Time. The Company and the Holder agree that, in interpreting this Bond, there shall be no inferences drawn against the drafting party. Time is of the essence with respect to each and every provision of this Bond.
          16. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will, at all times, in good faith, assist in carrying out of all the provisions of this Bond and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.